EX-99.a
                                                         Form 10-K for 1993
                                                            File No. 1-8610



                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                    _____________

                                      FORM 11-K
                                    ANNUAL REPORT
                                    _____________


                           Pursuant to Section 15(d) of the
                           Securities Exchange Act of 1934


                     For the fiscal year ended December 31, 1993


                            Commission File Number 1-8610


                                    _____________

                            SOUTHWESTERN BELL CORPORATION
                         SAVINGS PLAN FOR SALARIED EMPLOYEES
                                    _____________



                            SOUTHWESTERN BELL CORPORATION

                      175 E. Houston, San Antonio, Texas  78205

          Financial Statements and Exhibits.

          (a)  Financial Statements of the Plan included herein:
                                                                       Page


               Report of Independent Auditors . . . . . . . . . . . . .  3

               Statement of Net Assets Available for Plan Benefits at
               December 31, 1993  . . . . . . . . . . . . . . . . . . .  4

               Statement of Net Assets Available for Plan Benefits at
               December 31, 1992  . . . . . . . . . . . . . . . . . . .  6

               Statement of Changes in Net Assets Available for Plan
               Benefits for the Year Ended December 31, 1993  . . . . .  8

               Statement of Changes in Net Assets Available for Plan
               Benefits for the Year Ended December 31, 1992  . . . .   10

               Statement of Changes in Net Assets Available for Plan
               Benefits for the Year Ended December 31, 1991  . . . .   12

               Notes to Financial Statements  . . . . . . . . . . . .   14

               Schedule of Investments  . . . . . . . . . . . . . . .   18

          (b)  Exhibits:

               Exhibit
               Number

                23.a          Consent of Ernst & Young

                            REPORT OF INDEPENDENT AUDITORS




          Benefit Plan Committee of the
          Southwestern Bell Corporation
          Savings Plan for Salaried Employees



          We have audited the accompanying statements of net assets available for plan benefits of the Southwestern Bell Corporation Savings Plan for Salaried Employees (the Plan) as of December 31, 1993 and 1992, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1993. Our audit also included the schedule of investments listed in the Index. These financial statements and schedule are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1993 and 1992, and the changes in its net assets available for plan benefits for each of the three years in the period ended
          December 31, 1993, in conformity with generally accepted accounting principles. Also, in our opinion, the related schedule of investments, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                                                     ERNST & YOUNG

          San Antonio, Texas
          May 25, 1994

                                            SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS PLAN FOR SALARIED EMPLOYEES
                                            STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                            DECEMBER 31, 1993
                                            (Dollars in Thousands)
                                         Employee Stock                           Diversified  Interest     Diversified
                                            Ownership    Corporation   Bond        Equity       Income       Telephone
                                             Plan        Shares        Fund        Portfolio     Fund        Portfolio     Total
 ASSETS
 Investments at value
  (cost $908,852):
 SBC common shares:
    allocated                            $  159,603   $        -   $        -   $        -   $        -   $        -   $  159,603
    unallocated                             280,338            -            -            -            -            -      280,338
    other                                         -      364,298            -            -            -       31,580      395,878
 Wells Fargo Bank Bond
   Index Fund                                     -            -       33,475            -            -            -       33,475
 Contracts with insurance
   companies and financial
   institutions                                   -            -            -            -      200,668            -      200,668
 Wells Fargo Commingled
   Index Fund                                     -            -            -      138,864            -            -      138,864
 Temporary cash investments                   7,634       10,829        2,463        2,345       48,047        2,364       73,682
     Total Investments                      447,575      375,127       35,938      141,209      248,715       33,944    1,282,508

 Shares distributable at value:
    SBC common shares                             -        4,435            -            -            -           14        4,449
    SBC allocated common shares               1,476            -            -            -            -            -        1,476
     Total Shares Distributable               1,476        4,435            -            -            -           14        5,925

 Contributions receivable:
    Participant                                   -          484           59          277          230            -        1,050
     Total Contributions Receivable               -          484           59          277          230            -        1,050



                                                                      (Continued)

                                         SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS PLAN FOR SALARIED EMPLOYEES
                                         STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                         DECEMBER 31, 1993
                                         (Dollars in Thousands)
                                          Employee Stock                           Diversified  Interest     Diversified
                                            Ownership    Corporation   Bond        Equity       Income       Telephone
                                             Plan        Shares        Fund        Portfolio     Fund        Portfolio     Total
 (Continued)

 Dividends and interest receivable               20          323          226          137          169           18          893
 Loans receivable from participants               -       21,782        2,047       10,958       12,394            -       47,181
 Transfers receivable from other
   funds and plans                                -       35,658           11        2,150            -            -       37,819
 Other                                        1,935        1,040           99          526          593            -        4,193
     Total Assets                           451,006      438,849       38,380      155,257      262,101       33,976    1,379,569

 LIABILITIES
 Distributions payable                        4,625       10,936          948        3,689        6,764          767       27,729
 Transfers payable to other
   funds and plans                                -            -          468            -        4,104       33,208       37,780
 Payable for investments purchased                -          873          192            -           16            -        1,081
 Administrative expenses                         21            5            2            4            7            1           40
 Interest payable                             8,779            -            -            -            -            -        8,779
 Current portion of long-term debt           27,375            -            -            -            -            -       27,375
 Long-term debt                             181,323            -            -            -            -            -      181,323
     Total Liabilities                      222,123       11,814        1,610        3,693       10,891       33,976      284,107

 Net Assets Available for Plan
   Benefits                              $  228,883   $  427,035   $   36,770   $  151,564   $  251,210   $        -   $1,095,462





 See Notes to Financial Statements.

                                            SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS PLAN FOR SALARIED EMPLOYEES
                                            STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                            DECEMBER 31, 1992
                                            (Dollars in Thousands)
                                          Employee Stock                           Diversified  Interest     Diversified
                                            Ownership    Corporation   Bond        Equity       Income       Telephone
                                             Plan        Shares        Fund        Portfolio     Fund        Portfolio     Total
 ASSETS
 Investments at value
  (cost $844,105):
 SBC common shares:
    allocated                            $  118,838   $        -   $        -   $        -   $        -   $        -   $  118,838
    unallocated                             280,255            -            -            -            -            -      280,255
    other                                         -      288,608            -            -            -        4,864      293,472
 Wells Fargo Bank Bond
   Index Fund                                     -            -       32,556            -            -            -       32,556
 Other marketable equity                          -            -            -            -            -       36,336       36,336
   securities
 Contracts with insurance
   companies and financial
   institutions                                   -            -            -            -      259,667            -      259,667
 Wells Fargo Commingled
   Index Fund                                     -            -            -      118,810            -            -      118,810
 Temporary cash investments                   7,529        2,824        1,224        2,571          573        1,124       15,845
     Total Investments                      406,622      291,432       33,780      121,381      260,240       42,324    1,155,779

 Shares distributable at value:
    SBC common shares                             -        1,017            -            -            -           12        1,029
    SBC allocated common shares                 277            -            -            -            -            -          277
    Other marketable equity securities            -            -            -            -            -           91           91
     Total Shares Distributable                 277        1,017            -            -            -          103        1,397




                                                                      (Continued)

                                            SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS PLAN FOR SALARIED EMPLOYEES
                                            STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                            DECEMBER 31, 1992
                                            (Dollars in Thousands)
                                          Employee Stock                           Diversified  Interest     Diversified
                                            Ownership    Corporation   Bond        Equity       Income       Telephone
                                             Plan        Shares        Fund        Portfolio     Fund        Portfolio     Total
 (Continued)

 Contributions receivable:
    Participant                                   -           425           64          321          381           -         1,191
     Total Contributions Receivable               -           425           64          321          381           -         1,191

 Dividends and interest receivable                21          126          217          372          110          236        1,082
 Loans receivable from participants               -        16,894        2,223        9,781       15,561           -        44,459
 Transfers receivable from other
   funds and plans                                -           260           -            -         3,110           -         3,370
     Total Assets                            406,920      310,154       36,284      131,855      279,402       42,663    1,207,278

 LIABILITIES
 Distributions payable                           919        2,990          709        2,653        6,632          554       14,457
 Transfers payable to other
   funds and plans                                -         2,059          416          261           -           528        3,264
 Payable for investments purchased                -            -           198          251           -            -           449
 Interest payable                              9,970           -            -            -            -            -         9,970
 Current portion of long-term debt            25,962           -            -            -            -            -        25,962
 Long-term debt                              208,698           -            -            -            -            -       208,698
     Total Liabilities                       245,549        5,049        1,323        3,165        6,632        1,082      262,800

 Net Assets Available for Plan
   Benefits                              $   161,371  $   305,105  $    34,961  $   128,690  $   272,770  $    41,581  $   944,478



 See Notes to Financial Statements.

                                           SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS PLAN FOR SALARIED EMPLOYEES
                                           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                           FOR THE YEAR ENDED DECEMBER 31, 1993
                                           (Dollars in Thousands)
                                         Employee Stock                           Diversified  Interest     Diversified
                                           Ownership    Corporation   Bond        Equity       Income       Telephone
                                            Plan        Shares        Fund        Portfolio     Fund        Portfolio     Total
 Net Assets Available for Plan
   Benefits, December 31, 1992          $  161,371   $  305,105   $   34,961   $  128,690   $  272,770   $   41,581   $  944,478

 Additions to Net Assets:
   Contributions and transfers:
     Participant contributions                   -       22,705        2,892       14,203       15,710            -       55,510
     Employer contributions                 30,314            -            -            -            -            -       30,314
     Transfers of participants'
       balances - net                            -       72,023       (1,559)       5,588      (37,537)     (39,903)      (1,388)
   Loan transfer                            25,962            -            -            -            -            -       25,962
                                            56,276       94,728        1,333       19,791      (21,827)     (39,903)     110,398

 Investment income:
   Dividends on SBC common shares           16,115       12,360            -            -            -          140       28,615
   Other dividends                               -            -            -        3,628            -        1,363        4,991
   Interest                                    137          283        2,322            2       18,628           41       21,413
   Transfer of interest and dividends            -        1,537            -            -            -       (1,537)           -
                                            16,252       14,180        2,322        3,630       18,628            7       55,019

 Interest income on participant loans            -        1,626          172          789        1,143            -        3,730

 Net appreciation (depreciation) in
   fair value of investments                48,607       37,679        1,149        8,709            -        4,205      100,349
      Total Additions                      121,135      148,213        4,976       32,919       (2,056)     (35,691)     269,496




                                                                     (Continued)

                                           SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS PLAN FOR SALARIED EMPLOYEES
                                           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                           FOR THE YEAR ENDED DECEMBER 31, 1993
                                           (Dollars in Thousands)
                                         Employee Stock                           Diversified  Interest     Diversified
                                           Ownership    Corporation   Bond        Equity       Income       Telephone
                                            Plan        Shares        Fund        Portfolio     Fund        Portfolio     Total
 (Continued)
 Deductions from Net Assets:
   Administrative Expenses                      74           37           14           29           45            8          207
   Interest expense                         18,108            -            -            -            -            -       18,108
   Loan payment - principal                 25,962            -            -            -            -            -       25,962
   Distributions to participants             9,479       26,246        3,153       10,016       19,459        5,882       74,235
     Total Deductions                       53,623       26,283        3,167       10,045       19,504        5,890      118,512

 Net Assets Available for Plan
   Benefits, December 31, 1993           $ 228,883   $  427,035   $   36,770   $  151,564   $  251,210   $        -   $1,095,462
















 See Notes to Financial Statements.

                                           SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS PLAN FOR SALARIED EMPLOYEES
                                           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                           FOR THE YEAR ENDED DECEMBER 31, 1992
                                           (Dollars in Thousands)
                                         Employee Stock                           Diversified  Interest     Diversified
                                           Ownership    Corporation   Bond        Equity       Income       Telephone
                                            Plan        Shares        Fund        Portfolio     Fund        Portfolio     Total
 Net Assets Available for Plan
   Benefits, December 31, 1991          $   91,905   $  269,929   $   35,597   $  114,163   $  286,598   $   46,985   $  845,177

 Additions to Net Assets:
   Contributions and transfers:
     Participant contributions                   -       17,342        2,540       11,967       17,574            -       49,423
     Employer contributions                 29,998            -            -            -            -            -       29,998
     Transfers of participants'
       balances - net                            -       (2,941)      (1,019)       9,705       (8,763)      (2,234)      (5,252)
    Loan transfer                           24,462            -            -            -            -            -       24,462
                                            54,460       14,401        1,521       21,672        8,811       (2,234)      98,631

 Investment income:
   Dividends on SBC common shares           15,908       12,336            -            -            -          215       28,459
   Other dividends                               -            -            -        3,436            -        1,930        5,366
   Interest                                    193          187        2,566            3       21,958           58       24,965
   Transfer of interest and dividends            -        2,168            -            -            -       (2,168)           -
                                            16,101       14,691        2,566        3,439       21,958           35       58,790

 Interest income on participant loans            -        1,374          164          706        1,372            -        3,616

 Net appreciation (depreciation) in
   fair value of investments                50,478       35,357         (231)       5,001            -        4,156       94,761
      Total Additions                      121,039       65,823        4,020       30,818       32,141        1,957      255,798




                                                                     (Continued)

                                           SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS PLAN FOR SALARIED EMPLOYEES
                                           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                           FOR THE YEAR ENDED DECEMBER 31, 1992
                                           (Dollars in Thousands)
                                         Employee Stock                           Diversified  Interest     Diversified
                                           Ownership    Corporation   Bond        Equity       Income       Telephone
                                            Plan        Shares        Fund        Portfolio     Fund        Portfolio     Total
 (Continued)

 Deductions from Net Assets:
   Interest expense                         20,448            -            -            -            -            -       20,448
   Loan payment - principal                 24,462            -            -            -            -            -       24,462
   Distributions to participants             6,663       30,647        4,656       16,291       45,969        7,361      111,587
     Total Deductions                       51,573       30,647        4,656       16,291       45,969        7,361      156,497

 Net Assets Available for Plan
   Benefits, December 31, 1992           $ 161,371   $  305,105   $   34,961   $  128,690   $  272,770   $   41,581   $  944,478

















 See Notes to Financial Statements.

                                           SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS PLAN FOR SALARIED EMPLOYEES
                                           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                           FOR THE YEAR ENDED DECEMBER 31, 1991
                                           (Dollars in Thousands)
                                         Employee Stock                           Diversified  Interest     Diversified
                                           Ownership    Corporation   Bond        Equity       Income       Telephone
                                            Plan        Shares        Fund        Portfolio     Fund        Portfolio     Total
 Net Assets Available for Plan
   Benefits, December 31, 1990          $   29,547   $  298,618   $   43,563   $  102,409   $  323,608   $   73,517   $  871,262

 Additions to Net Assets:
   Contributions and transfers:
     Participant contributions                   -       21,062        2,820        9,099       25,004            -       57,985
     Employer contributions                 36,735            -            -            -            -            -       36,735
     Transfers of participants'
       balances - net                            -      (13,457)      (1,525)       9,007       11,051       (3,754)       1,322
    Loan transfer                           22,767            -            -            -            -            -       22,767
                                            59,502        7,605        1,295       18,106       36,055       (3,754)     118,809

 Investment income:
   Dividends on SBC common shares           15,888       14,507            -            -            -          343       30,738
   Other dividends                               -            -            -        3,780            -        2,987        6,767
   Interest                                    392          211        3,494            1       27,697           75       31,870
   Transfer of interest and dividends            -        3,381            -            -            -       (3,381)           -
                                            16,280       18,099        3,494        3,781       27,697           24       69,375

 Interest income on participant loans            -        1,563          172          538        1,776            -        4,049

 Net appreciation (depreciation) in
   fair value of investments                48,204       44,644        2,855       25,802            -        3,235      124,740
      Total Additions                      123,986       71,911        7,816       48,227       65,528         (495)     316,973




                                                                     (Continued)

      SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS PLAN FOR SALARIED EMPLOYEES
             STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                           FOR THE YEAR ENDED DECEMBER 31, 1991
                                   (Dollars in Thousands)
                                         Employee Stock                           Diversified  Interest     Diversified
                                           Ownership    Corporation   Bond        Equity       Income       Telephone
                                            Plan        Shares        Fund        Portfolio     Fund        Portfolio     Total
 (Continued)

 Deductions from Net Assets:
   Interest expense                         22,491            -            -            -            -            -       22,491
   Loan payment - principal                 22,767            -            -            -            -            -       22,767
   Distributions to participants            16,370      100,600       15,782       36,473      102,538       26,037      297,800
     Total Deductions                       61,628      100,600       15,782       36,473      102,538       26,037      343,058

 Net Assets Available for Plan
   Benefits, December 31, 1991           $  91,905   $  269,929   $   35,597   $  114,163   $  286,598   $   46,985   $  845,177

















 See Notes to Financial Statements.







                            SOUTHWESTERN BELL CORPORATION
                         SAVINGS PLAN FOR SALARIED EMPLOYEES
                            NOTES TO FINANCIAL STATEMENTS
                   (Dollars in Thousands, Except per Unit Amounts)

          1. Plan Description - Southwestern Bell Corporation (Corporation or SBC) established the Southwestern Bell Corporation Savings Plan for Salaried Employees (Plan) effective January 1, 1984, as a result of the disaggregation of the Bell System Savings Plan for Salaried Employees (Predecessor Plan). A participant's investment in the American Telephone and Telegraph Company Shares Fund of the Predecessor Plan automatically became an investment in the Diversified Telephone Portfolio Fund (DTP).

               In 1989, the Corporation's Board of Directors authorized the establishment of a leveraged Employee Stock Ownership Plan
               (ESOP), which became a part of the existing Plan effective September 1, 1989. Concurrent with the establishment of the ESOP, the company matching contribution was raised to 80 percent from 66 2/3 percent and is made solely in the form of shares of the Corporation's common stock in the ESOP. The Plan prefunded the ESOP by borrowing
               $290.0 million through the issuance of 8.49 percent Guaranteed Salaried Employees' ESOP Notes due 2000, the repayment of which is guaranteed by the Corporation. Funds borrowed by the Plan were used to purchase shares of the Corporation's common stock held in the open market (Financed Shares), which act as collateral for reimbursement to the Corporation for any payments it makes under its guarantee of the notes. Dividends on Financed Shares and employer cash contributions are used by the Plan to make the required principal and interest payments on the loan. As the loan is paid down, the Financed Shares are released from the collateral. The Financed Shares are allocated to participants' accounts over a period of up to ten years in the form of the company matching contribution. In lieu of dividends on Financed Shares previously allocated to participants, additional Financed Shares are allocated to participants' accounts. To the extent insufficient shares have been released through payments on the loan, additional employer contributions are made to the ESOP as are necessary to meet any shortfall in the company match or in the shares issued in lieu of dividends. Should the amounts released through loan payments exceed the required company matching contribution, the excess is considered an additional employer contribution and is allocated to participants' accounts based on each participant's proportionate share of actual plan year ESOP contributions. Dividends on non-Financed Shares in the ESOP are used to acquire additional shares which are allocated to participants' accounts in the ESOP.

               As of January 1, 1984, no contributions could be invested in the DTP and all earnings of the DTP were invested in SBC common shares and transferred to the Corporation Shares fund. Effective December 31, 1993, the DTP was eliminated. Participants had the option to transfer their DTP account balance to one or more funds within the Plan or receive a distribution. Balances not designated for transfer or distribution by participants were transferred to the Corporation Shares fund.

               Participants may invest their contributions in Corporation Shares, the Bond Fund, the Diversified Equity Portfolio, the Interest Income Fund or equally among selected funds. Participants may also borrow funds from their vested account balances, excluding ESOP balances and earnings attributable thereto.

          2. Plan Provisions - The Plan has detailed provisions covering participant eligibility, participant allotments from pay, participant withdrawals, participant loans, employer contributions and related vesting, Plan expenses and Plan termination. The Plan text and Prospectus include complete descriptions of these and other Plan provisions. Certain amendments were made to the Plan effective in 1993 relating to new requirements of federal and state laws and regulations and certain business acquisitions and dispositions entered into by the Corporation. These amendments did not significantly affect net assets of the Plan.

          3. Accounting Policies - The values of investments are determined as follows: SBC common shares and other marketable equity securities comprising the DTP on the basis of the last published sales prices as reported on the composite tape of the New York Stock Exchange and other exchanges; over-the-counter securities, United States Government Treasury notes and bills and other marketable debt securities on the basis of the bid prices from published sources where available and, if not available, from other sources considered reliable; contracts with insurance companies and financial institutions at principal plus reinvested interest; Wells Fargo Commingled Index Fund and Wells Fargo Bank Bond Index Fund at net asset values per share obtained from published sources; and temporary cash investments at cost which approximates fair value.

               Purchases and sales of securities are reflected as of the trade date. Dividend income is recognized on the ex-dividend date. Interest earned on investments is recognized on the accrual basis.

               Certain reclassifications were made to the 1992 and 1991 financial statements to conform with the 1993 presentation.

          4.   Units of Participation - The interest of a participant in
               each type of investment in the Plan is represented by units
               (as described in Section 8 of the Plan), except for the ESOP which is represented by shares. The number and value of units for investments in the Plan (other than shares in the
               ESOP) were:
                                    December 31, 1993         December 31, 1992

                                   Number of  Value of        Number   Value of
                                     Units      Units        of Units    Units
                Corporation
                 Shares           61,030,013   $  7.00     50,605,610  $   6.03

                Bond Fund          4,168,249   $  8.82      4,388,531  $   7.97

                Diversified
                 Equity
                 Portfolio        15,783,895   $  9.60     14,749,082  $   8.73

                Interest Income
                 Fund             61,033,585   $  4.12     71,395,316  $   3.82

                Diversified
                 Telephone
                 Portfolio                 -         -      3,927,034  $  10.59

          5. Participants - The number of active and inactive participants in the Plan by investment direction described in Section 7 of the Plan was (included in inactive participants for 1992 are employees who accepted an early retirement offer at the end of 1991):
                                                          December 31,

                                                       1993          1992
                Entirely in Corporation Shares         4,346         4,053

                Entirely in Bond Fund                    217           345

                Entirely in Diversified Equity
                Portfolio                              1,421         1,600

                Entirely in Interest Income Fund       2,782         5,010

                Equally in Corporation Shares and
                Bond Fund                                370           423

                Equally in Corporation Shares and
                Diversified Equity Portfolio           2,231         2,091

                Equally in Corporation Shares and
                Interest Income Fund                   1,648         2,286

                Equally in Bond Fund and Diversified
                Equity Portfolio                         525           546

                Equally in Diversified Equity
                Portfolio and Interest Income Fund       853         1,215

                Equally in Corporation Shares, Bond
                Fund and Diversified Equity
                Portfolio                                491           445

                Equally in Corporation Shares,
                Diversified Equity Portfolio and
                Interest Income Fund                     736           896

                  Total                               15,620        18,910

          6. Income Taxes - The Internal Revenue Service has previously determined that the Plan, as amended, is qualified under
               Section 401(a) of the Internal Revenue Code (Code) and is exempt from federal income taxes under Section 501(a) of the Code. Participating employee (participant) contributions may be made on either an after tax or, within limits set under Section 401(k) of the Code, a deferred tax basis or a combination of both. Employer matching contributions and earnings on participant accounts are not taxed until distributed.

               Withdrawals and distributions from participant accounts are subject to the provisions and restrictions of the Code. These provisions include, but are not limited to: a restriction on the distribution of deferred tax allotments until the participant's separation from service, disability, death, attaining age 59 1/2 or on account of hardship; the taxable amount of any distribution or withdrawal prior to attaining age 59 1/2 may be subject to a 10 percent penalty tax; also certain large distributions, in excess of dollar limitations specified in the Code, may be subject to a 15 percent penalty tax; a participant's tax upon distribution may be reduced by special tax treatment or rollover to an Individual Retirement Account; and, Plan loans are available to participants without tax consequences so long as the loans are repaid in accordance with Code provisions.

          7.   Investments - The fair values of investments representing
               5 percent or more of Plan net assets at either December 31, 1993 or 1992 were:

                                                       1993         1992
                Employee Stock Ownership Plan

                SBC common shares:

                   unallocated                     $  280,338   $  280,255
                   allocated                       $  159,603   $  118,838

                Corporation Shares
                SBC common shares                  $  364,298   $  288,608

                Diversified Equity Portfolio

                Wells Fargo Commingled Index
                Fund                               $  138,864   $  118,810

                Interest Income Fund

                Contracts with insurance
                companies and
                  financial institutions:
                    John Hancock                   $   57,494            -

                    Metropolitan Life Insurance
                    Company                        $   54,388   $  117,575

                    Provident National Life
                     Insurance Company             $   67,719   $   80,029

          8. Long-Term Debt - Long-term debt consists of the Guaranteed Salaried Employees' ESOP Notes due 2000 issued in connection with the ESOP. Effective January 1, 1993, the interest rate on the notes was reduced from 8.49 percent to 8.41 percent as a result of a change in the federal tax rate. The notes are guaranteed by the Corporation. Dividends on the Financed Shares and cash contributions from the Corporation are used to repay the notes.

               The aggregate principal amount of long-term debt scheduled for repayment in each of the five years subsequent to 1993 is $27,375 in 1994, $28,897 in 1995, $30,537 in 1996,
               $32,306 in 1997 and $34,217 in 1998.


    SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS PLAN FOR SALARIED EMPLOYEES
                           SCHEDULE OF INVESTMENTS
                              DECEMBER 31, 1993
                            (Dollars in Thousands)
                                          Number of Shares or                Fair
Name of Issuer or Title of Issue (a)      Principal Amount (b)   Cost        Value
Employee Stock Ownership Plan
  SBC common shares:
    unallocated                    122.5%  6,755,139 shares $  186,107 $   280,338
    allocated                       69.7%  3,847,922 shares    107,025     159,603
  Temporary cash investments         3.3%      7,634             7,634       7,634
    Total Employee Stock
     Ownership Plan                195.5%                      300,766     447,575

Corporation Shares
  SBC common shares                 85.3%  8,781,874 shares    180,186     364,298
  Temporary cash investments         2.5%     10,829            10,829      10,829
    Total Corporation Shares        87.8%                      191,015     375,127

Bond Fund
  Wells Fargo Bank Bond Index Fund  91.0%    311,470 units      30,780      33,475
  Temporary cash investments         6.7%      2,463             2,463       2,463
    Total Bond Fund                 97.7%                       33,243      35,938

Diversified Equity Portfolio
  Wells Fargo Commingled Index Fund 91.6%  1,348,710 units     100,838     138,864
  Temporary cash investments         1.6%      2,345             2,345       2,345
    Total Diversified Equity
     Portfolio                      93.2%                      103,183     141,209

Interest Income Fund
  Contracts with insurance companies and
    financial institutions: (c)
    Connecticut General Life Insurance
      Company                                    932               932         932
    John Hancock                              57,494            57,494      57,494
    Metropolitan Life Insurance Company       54,388            54,388      54,388
    Provident National Life Insurance
      Company                                 67,719            67,719      67,719
    The Prudential Insurance Company
      of America                              20,135            20,135      20,135
                                    79.9%                      200,668     200,668
  Temporary cash investments        19.1%     48,047            48,047      48,047
    Total Interest Income Fund      99.0%                      248,715     248,715

Diversified Telephone Portfolio
  SBC common shares                   NA     760,958 shares     29,566      31,580
  Temporary cash investments          NA       2,364             2,364       2,364
    Total Diversified Telephone
     Portfolio                        NA                        31,930      33,944

    TOTAL                                                   $  908,852 $ 1,282,508



        (a) Percentages represent the percentage of net assets available for plan benefits for each applicable fund.

        (b) SBC common shares reflect two-for-one stock split effective May 25, 1993.

        (c) The contracts with these insurance companies and financial institutions provide for the repayment of principal and the crediting of interest at a composite effective semi-annual interest rate for the first and second six-month periods of 1993 of approximately 7.65 percent and 7.10 percent, respectively. This composite interest rate is subject to semi-annual adjustment. The timing of the remittance of participating employee contributions and other participating employee-directed transactions may cause the actual yield to vary from this rate.

                                    SIGNATURES


             Pursuant to the requirements of the Securities Exchange Act of 1934, the Benefit Plan Committee has duly caused this annual report to be signed by the undersigned thereunto duly authorized.


                                   SOUTHWESTERN BELL CORPORATION
                                   SAVINGS PLAN FOR SALARIED EMPLOYEES

                                   By Benefit Plan Committee





                                   By  /s/ Cassandra Carr
                                        Cassandra Carr, Chairman

        Date:  May 26, 1994